UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2013

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

736 Bay Street, Suite 1205, Toronto, Ontario, Canada		M5G 2M4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (416) 619-0611

PUNCHLINE RESOURCES LTD.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On July 12, 2013, our board of directors and a majority of our shareholders approved a change of name of our corporation from Punchline Resources Ltd. to Northern Minerals & Exploration Ltd.

In addition to the name change, our board of directors and a majority of our shareholders approved a 10 old for one (1) new reverse stock split of our issued and outstanding shares of common stock.  Upon effect of the reverse stock split, our issued and outstanding shares of common stock will be decreased from 50,444,842 to 5,044,484 shares of common stock, with a par value of $0.001.

A Certificate of Amendment to effect the change of name and reverse stock split were filed with the Nevada Secretary of State on July 29, 2013, with an effective date of August 12, 2013.

These amendments have been reviewed by the Financial Industry Regulatory Authority (“FINRA”) and have been approved for filing with an effective date of August 13, 2013.

The reverse split and name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on August 13, 2013 under the symbol “PUNLD”.  The "D" will be placed on our ticker symbol for 20 business days.    Our new CUSIP number is 665416 103.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/ Ramzan Savji
Ramzan Savji
President and Director

Date:	August 12, 2013